Exhibit 4.3

AMENDMENT TO AMENDED AND RESTATED

MASTER RIGHTS AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED MASTER RIGHTS AGREEMENT (the “Amendment”) is entered into on March 29, 2010 (the “Effective Date”) by and among APPLIED MEDICAL RESOURCES CORPORATION, a California corporation (“Applied-California”), APPLIED MEDICAL CORPORATION, a Delaware corporation (“Applied-Delaware”), and the individuals and entities identified on the signature page hereto (the “Shareholders”).

RECITALS:

A. As of the Effective Date, Applied-Delaware is a wholly owned subsidiary of Applied-California. Pursuant to an intended merger of a wholly owned subsidiary of Applied-Delaware with and into Applied-California (the “Merger”), shares of the outstanding capital stock of Applied-California will be exchanged for shares of the outstanding capital stock of Applied-Delaware. Accordingly, in a transaction known as a holding company reincorporation: (i) Applied-California’s outstanding equity capitalization will be replicated in a new entity, Applied-Delaware, which is a Delaware corporation that will be (as a result of the Merger) the parent corporation for Applied-California; and (ii) the Shareholders will transition from holding shares of Applied-California to holding shares of Applied-Delaware.

B. Applied-California and the Shareholders (or their predecessors in interest), together with certain other individuals and entities, entered into an Amended and Restated Master Rights Agreement on November 8, 1991, which provides for certain rights of first refusal to Major Investors, registration rights and rights to receive specified financial information concerning Applied-California (the “Agreement”). Unless otherwise defined or re-defined herein or the context requires otherwise, capitalized terms appearing in this Amendment shall have the respective meanings ascribed to such terms in the Agreement.

C. Applied-California, Applied-Delaware and the undersigned Shareholders (representing, as of the Effective Date, at least a majority of each of (i) the outstanding shares of Preferred Stock (or Common Stock issued or issuable upon conversion thereof), (ii) the outstanding shares of Preferred Stock (or Common Stock issued or issuable upon conversion thereof), whether held by the Major Investors or held by the Investors, (ii) the Registrable Securities outstanding, and (iv) the Registrable Securities outstanding exclusive of Registrable Securities held by the Founders) desire to enter into this Amendment to (A) amend certain portions of the Agreement as hereinafter set forth and (B) provide, upon the effectiveness of the Merger, that (x) the rights and obligations of Applied-California under the Agreement shall be assumed by, and shall otherwise be applicable to, Applied-Delaware, (y) the rights and obligations of the Shareholders with respect to shares of Applied-California shall transition to identical rights and obligations of the Shareholders with respect to shares of Applied-Delaware, and (z) all references in the Agreement shall be modified accordingly.

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

1. Assumption. Upon the effectiveness of the Merger: (i) Applied-Delaware shall be deemed the successor to, and shall thereupon assume, the rights and obligations of Applied-California under the Agreement (as modified hereby); (ii) the rights and obligations of the Shareholders under the Agreement with respect to Applied-California (including, as applicable, with respect to shares of Applied-California) shall transition to, and shall thereupon become, identical rights and obligations of the Shareholders with respect to Applied-Delaware (including, as applicable, with respect to shares of Applied-Delaware); and (iii) all references in the Agreement shall be modified accordingly (e.g., the Company shall thereafter refer to Applied-Delaware, Preferred Stock shall thereafter refer to the Series A, B, C, D, E and F Preferred Stock of Applied-Delaware, Common Stock shall thereafter refer to the Common Stock of Applied-Delaware, and so on).

2. Right of First Offer. Applied-California, Applied-Delaware and the undersigned Shareholders hereby consent to and agree, pursuant to the provisions of each of Section 1(d) and 4(g) of the Agreement (intended, as to each such section, with independent significance), to amend the Agreement by eliminating Section 1 of the Agreement in its entirety, effective as of the Effective Date. Without limitation, this Amendment is intended to be a supplementary agreement (as contemplated by Section 1(d) of the Agreement) for purposes of eliminating all provisions of Section 1 of the Agreement.

3. Registration Rights. Applied-California, Applied-Delaware and the undersigned Shareholders hereby consent to and agree, pursuant to the provisions of each of Section 2(p) and Section 4(g) of the Agreement (intended, as to each such section, with independent significance), to amend Section 2 of the Agreement as follows:

(a)	Restrictions on Subsequent Registration Rights. Paragraph (n) of Section 2 of the Agreement is hereby amended to read as follows:

“(n) Limitations on Subsequent Registration Rights.” From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under the Securities Act of 1933 with the Securities and Exchange Commission (“Subsequent Registration Rights Agreement”) unless (i) the Company has previously registered shares or securities of the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or has registered securities pursuant to the Securities Exchange Act of 1934, or (ii) the registration rights granted to such holder or prospective holder of securities of the Company in the Subsequent Registration Rights Agreement are subordinate to or pari passu with the rights of the holders of Registrable Securities as set forth in this Agreement.

4. Information Rights. Applied-California, Applied-Delaware and the undersigned Shareholders consent to and agree, pursuant to the provisions of Section 4(g) of the Agreement, to amend Section 3 of the Agreement to read, in its entirety, as follows:

“3. Information Rights. The Major Investors shall have the right to receive, upon request therefor, (a) audited annual consolidated financial statements of the Company promptly following such statements becoming available to the Company, (b) unaudited quarterly consolidated financial statements of the Company promptly following completion of the same by the Company, and (c) such other information as may be reasonably requested by a Major Investor relating to the Company which the Company is permitted to disclose; provided, however, that any Person gaining access to information regarding the Company pursuant to this Section 3 shall agree to hold in strict confidence, and shall not make any disclosure of, any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process), (x) such information is or becomes publicly known without a breach of this Agreement, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person. The rights of the Major Investors under this Section 3 shall terminate, in respect of a Major Investor, at such time that such Major Investor ceases to own at least 300,000 shares of Preferred Stock (as adjusted for stock dividends, splits, combinations or similar events). The rights of the Major Investors set forth in Section 3 to receive financial information from the Company shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, whichever event shall first occur.”

5. No Further Amendments. Except as amended hereby, the Agreement remains in full force and effect.

6. Severability; Counterparts; Facsimile. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. This Amendment may be executed and delivered by facsimile (or by .pdf file) signatures and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

APPLIED-CALIFORNIA:

APPLIED MEDICAL RESOURCES CORPORATION

By:	/s/ Said S. Hilal
Said S. Hilal, President and Chief Executive Officer

APPLIED-DELAWARE:

APPLIED MEDICAL CORPORATION

By:	/s/ Said S. Hilal
Said S. Hilal, President and Chief Executive Officer

SHAREHOLDERS:

Institutional Venture Partners IV, L.P.
By: Institutional Venture Management IV, L.P., its General Partner

By:	/s/ T. Peter Thomas
T. Peter Thomas, General Partner

Institutional Venture Management IV, L.P.

By:	/s/ T. Peter Thomas
T. Peter Thomas, General Partner

/s/ Said S. Hilal
Said S. Hilal, individually and as Trustee of the Hilal Family Trust

/s/ Nabil Hilal
Nabil Hilal

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